UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011 (August 2, 2011)

BLUE WOLF MONGOLIA HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35234	66-0762833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Two Sound View Drive
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-4903

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 2, 2011, Blue Wolf Mongolia Holdings Corp. (the “Company”) announced that Deutsche Bank Securities Inc., the representative of the underwriters of the Company’s initial public offering, has informed the Company that as of August 3, 2011, the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares and warrants included in the Units.  Each Unit consists of one ordinary share, no par value, and one warrant to purchase one ordinary share.  Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “MNGLU” and each of the underlying ordinary shares and warrants will trade on the NASDAQ Capital Market under the symbols “MNGL” and “MNGLW”, respectively.  Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, to separate the Units into ordinary shares and warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2011	BLUE WOLF MONGOLIA HOLDINGS CORP.

	By:	/s/ Nicholas Edwards
Name: Nicholas Edwards
Title: President and Chief Financial Officer